PRUDENTIAL GOVERNMENT INCOME FUND, INC.
                      Gateway Center Three
                    Newark, New Jersey 07102







                                        April    , 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  Prudential Government Income Fund, Inc.
               File Nos. 2-82976 and 811-3712

Ladies and Gentlemen:

          On behalf of Prudential Government Income Fund, Inc. enclosed for filing under the Investment Company Act of 1940 are:

          (1)  One copy of the Rule 24f-2 Notice; and

          (2)  Opinion of counsel to the Fund.

          These documents have been filed using the EDGAR system.

          If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7521.



                                   Very truly yours,

                                   1
                                   /s/ Deborah A. Docs
                                   Deborah A. Docs
                                   Assistant Secretary
Enclosures

cc:   Joel Goldberg
     (Shereff, Friedman, Hoffman & Goodman)

 GIF-497.ltr
_______________________________
1/s/ Deborah A. Docs